Exhibit 99.2

AMESITE INC. ANNOUNCES CLOSING OF INITIAL PUBLIC OFFERING

Trading on Nasdaq under Ticker “AMST”

ANN ARBOR, Mich., Sept. 29, 2020 (GLOBE NEWSWIRE) -- Amesite Inc. (the “Company”), an artificial intelligence software company providing online educational programs for K-12, college, university and business education and upskilling, announced today the closing of its previously announced $15.0 million initial public offering of 3,000,000 shares of common stock. The underwriters continue to hold a 45-day option to purchase up to an additional 450,000 shares of common stock, to cover over-allotments, if any.

Each share was sold at a price of $5.00. The Company’s common stock began trading on the Nasdaq Capital Market under the ticker symbol “AMST” on September 25, 2020.

Laidlaw & Company (UK) Ltd. acted as the sole book-running manager for the offering.  The Benchmark Company, LLC acted as the co-manager for the offering. Sheppard, Mullin, Richter & Hampton LLP acted as counsel to the Company and Sichenzia Ross Ference LLP acted as counsel to the underwriters in the offering.

A registration statement relating to the offering of these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on September 24, 2020. Copies of the registration statement can be accessed by visiting the SEC’s website at www.sec.gov. The offering was made only by means of a prospectus. A copy of the final prospectus relating to the offering may be obtained by visiting the SEC’s website or from: Laidlaw & Company (UK) Ltd., 521 Fifth Ave., 12th Floor, New York, NY 10175, telephone: (212) 953-4917 or email: syndicate@laidlawltd.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, securities of the Company, and no offer or sale of the Company’s securities shall be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Amesite Inc.

Amesite is a high tech artificial intelligence software company offering a cloud-based platform and content creation services for K-12, college, university and business education and upskilling. Amesite-offered courses and programs are branded to our customers.  Amesite uses artificial intelligence technologies to provide customized environments for learners, easy-to-manage interfaces for instructors, and greater accessibility for learners in the US education market and beyond.  The Company leverages existing institutional infrastructures, adding mass customization and cutting-edge technology to provide cost-effective, scalable and engaging experiences for learners anywhere.  For more information, visit https://amesite.com.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media Contact:
Robert Busweiler
Busweiler@sunshinesachs.com
631.379.6454